Exhibit 10.4

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made to be effective as of September 30, 2025 by and between BED BATH & BEYOND, INC., a Delaware corporation, (formerly known as BEYOND, INC.) ("Borrower") and BMO BANK, N.A., as lender ("Lender").

PRELIMINARY STATEMENTS

A.    Lender has made a revolving credit loan in the maximum principal amount of $25,000,000.00 (the "Revolving Loan") to Borrower pursuant to that certain Loan and Security Agreement dated as of October 18, 2024 (the "Credit Agreement").

B.    Borrower has requested that Lender extend the Maturity Date from October 18, 2025 to October 18, 2026. Lender, while under no obligation to do so, has agreed to that extension conditioned upon the satisfaction of the conditions set forth herein. Any and all capitalized terms in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

AGREEMENTS

In consideration of the mutual covenants and provisions of this Amendment, the parties agree as follows:

SECTION 1. AMENDMENT

1.1    The following definition set forth in Section 1.1 of the Credit Agreement IS hereby amended and restated as follows:

"Maturity Date" means October 18, 2026 or any earlier date on which the Revolving Facility Amount is reduced to zero or the Revolving Commitment is otherwise terminated pursuant to the terms hereof.

1.2    Borrower has informed Lender that it has changed its name from Beyond, Inc. to Bed Bath & Beyond, Inc. Subject to the conditions precedent set forth in Section 2 below, Lender hereby consents to such name change.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1    Borrower and Lender shall have executed and delivered this Amendment.

2.2    As of the date of this Amendment, each of the representations and warranties set forth below shall be true and correct, and no Default or Event of Default (except those indicated herein) shall have occurred or shall result from the transactions contemplated hereby.

2.3    The Lender shall have received evidence regarding the Borrower's organization or formation, power and authority, and authorization with respect to the execution, delive1y and performance of this Amendment and the other Loan Documents, which shall include the organizational documents evidencing the name change of Borrower.

2,4    [Reserved].

2.5    The Lender and its counsel shall have completed all financial, business, legal, tax and regulatory due diligence, including all documentation required by bank regulatory authorities under applicable Anti-Corruption Laws and "know your customer" and Anti-Money Laundering Laws and Lender shall have received a fully-executed Beneficial Ownership Certification with respect to each Loan Party.

2.6    [Reserved].

2.7    The Borrower shall have paid all fees and expenses required to be paid by the Borrower under Section 4.4 below.

2.8    No Material Adverse Effect shall have occurred, and no event, development or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect.

2.9    Lender shall have received such documents and ce1tificates as Lender or its counsel may reasonably request relating to this Amendment and any other legal matters relating to the Loan Parties, all in form and substance satisfactory to Lender and its counsel.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

The Loan Parties hereby certify to Lender that as of the date of this Amendment, all of each Loan Party's representations and warranties contained in the Credit Agreement and each of the Loan Documents are true, accurate and complete, and, except as set forth in this Amendment, no Default or Event of Default has occurred under the Credit Agreement or any of the Loan Documents. Without limiting the generality of the foregoing, each Loan Party represents, warrants and agrees, as applicable, that:

3.1    the execution and delivery of this Amendment has been authorized by all necessary action on the part of the Borrower and the other Loan Parties;

3.2    the person executing this Amendment on behalf of Borrower and the other Loan Parties is duly authorized to do so;

3.3    none of the execution, delivery or performance of this Amendment will breach, violate or constitute a default under (i) any laws, rules or regulations applicable to Borrower or any of the other Loan Parties or any of their property or (ii) any contract or agreement to which Borrower or any of the other Loan Parties is a party; and

3.4    this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower and the other Loan Parties, as applicable.

SECTION 4. MISCELLANEOUS.

4.1    Except as supplemented, modified and amended by this Amendment, the terms and conditions of the Credit Agreement and other Loan Documents shall remain unmodified and shall continue in full force and effect. Borrower and each other Loan Party hereby reaffirm all of their obligations under the Credit Agreement and other Loan Documents, as supplemented, modified and amended hereby.

4.2    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic transmission (which shall include "PDF" or "TIFF" format) shall be as effective as delivery of a manually executed counterpart of this Amendment.

4.3    Borrower and the other Loan Parties hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of the Credit Parties and their past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the "Released Parties") existing on or before the date hereof, that Borrower or the Loan Parties ever had, have or may have against the Released Parties.

4.4    As an inducement to the parties entering into this Amendment and as otherwise required under the Loan Documents, Borrower hereby agrees to pay, upon execution and delivery of this Amendment, all cost and expenses of Lender incurred in connection with this Amendment and the matters contemplated herein, including all reasonable attorney's fees.

4.5    This Amendment shall be governed by the laws of the State of Illinois. The governing law, jurisdiction, consent to service of process, waiver of jury trial and waiver of consequential damage provisions set forth in Sections 10.17, 10.18 and 10.19 of the Credit Agreement are incorporated herein by reference and shall apply to this letter to the same extent as if fully set forth herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers as of the day and year first above written.

BORROWER	By: Adrianne Lee
BED BATH & BEYOND, INC.	Name: Adrianne Lee
a Delaware Corporation	Title: President & Chief Financial Officer
(f/k/a Beyond, Inc.)